Exhibit 10(a)
                                GROWERS AGREEMENT
                                (REVISED 3-08-96)
                  (Applicable to all Farmer-Grower-Stockholders
                        of Minn-Dak Farmers Cooperative)


         This agreement is entered into between____________________________, a farmer-grower-stockholder of Minn-Dak Farmers Cooperative, Wahpeton, North Dakota, whose mailing address is:

__________________________________________________________________________,  and
MINN-DAK FARMERS  COOPERATIVE of Wahpeton, North Dakota.



         This Growers Agreement provides as follows:

         1. The Grower agrees to prepare the land, plant, care for, harvest and deliver the product of _______ Units of stock times 1.35 acres of sugar beets each year for the farming years commencing on January 1, 1996 and continuing for a period of one (1) year. (Each Unit consists of one share of the Company's Class A Preferred Stock, par value $105 per share, one share of the Company's Class B Preferred Stock, par value $75 per share and one share of the Company's Class C Preferred Stock, par value $76 per share). At the end of each "farming year" the term of this agreement shall automatically be renewed for an additional period of one (1) year so that at the commencement of each year of farming, there shall be a term of one (1) year remaining, unless notice of termination shall have been given by the Cooperative to the grower prior to the beginning any farming year with the termination effective as of the end of that year. For purposes of this agreement, a "farming year" shall commence on January 1 and run through December 31 of each year.

         (a) The Grower agrees that in the planting of said sugar beets he will follow a crop rotation plan which will be established by the Cooperative from time to time.

         (b) The Grower agrees that annually he will furnish and enter into an annual requirement agreement with the Cooperative setting forth the description of the land on which said sugar beets will be grown and including such other information as may be required by the Cooperative.

         (c) The Grower agrees that his designations of acreage location shall be subject to approval of the Cooperative based on location, soil type and drainage considerations.

         (d) The Grower further agrees to notify and receive approval from an Agricultural Staff Member before acreage is destroyed.

         2. The Grower agrees to furnish the Cooperative with such information as it may request from time to time regarding the crop or crops covered by this agreement. Representatives of the Cooperative shall also have the right to enter the Grower's beet fields from time to time during the growing and harvesting seasons to inspect the crops thereon and to take samples for testing in ascertaining the quality of the beets.

         3. The Grower will harvest and deliver to the Cooperative all beets grown by him under this contract, said delivery to be made at such times and in such quantities and to such place or places as may be designated by the Cooperative. All beets delivered hereunder shall be properly topped as designated by the Cooperative's Agricultural Department. All beets shall be subject to a proper deduction for tare. There shall be deducted from the gross weight of beets delivered hereunder, before net tons are determined, the Grower's tare weight, as determined by the Cooperative's method of sampling loads of tare and through the use of the Cooperative's laboratory which measures each Grower's beet sample for dirt, stones, trash and other foreign substances. Each Grower's daily average tare percentage, as determined by all load samples of the Grower for that delivery day or delivery day by field, if field method is used by Grower, is used to determine the rate weight of all beets delivered by the Grower for that delivery day. The beets shall be protected from sun and frost after removal from the ground, including beets that are loaded on trucks. The Cooperative has the option of rejecting any diseased, frozen or damaged beets; beets which, in the Cooperative's opinion, are not suitable for the manufacture of sugar; beets as to which in the Cooperative's opinion, the terms and conditions of this contract have not been properly complied with or for any other bona fide reason.

         4. Any grower deciding not to plant 1.25 acres per unit of Cooperative stock owned by him in any one year, shall be subject to cancellation of his membership in the Cooperative and recall of all his stock following a hearing by the Board of Directors. Such grower would be paid the established book value of his stock as determined by the Cooperative. Provided, however, if weather conditions or an act of God prevented said grower from planting all his acreage and after a review has been conducted by the Director and Agricultural Department Staff person from the grower's district, and a finding to that effect is made by the Board of Directors, such failure may be excused.

         5. Any Cooperative member grower refusing to replant acreage where necessary through June 20, will be required to pay the Cooperative a sum equal to 100% of the Cooperative's direct overhead costs per acre. The Cooperative's direct overhead costs per acre shall be determined by dividing the Cooperative's total overhead costs by the number of acres harvested. For Example: (Projected 1995 - 1996(Overhead Cost
         $11,916,000   Overhead Costs)   =  $ 159.02   per Acre)
         74,932  ( 1995  Harvested Acres)

Such penalty will be assessed on all of the acres, up to 1.25 acres per unit of stock owned, which such grower fails to replant through June 20.

         6. Any Cooperative member grower failing to properly care for his crop will be assessed a penalty for each acre not properly cared for. Such penalty shall be calculated as set forth in provision 5 above.

         7. Any grower harvesting any unreported and unmeasured acres over and above his contracted acres plus the over-plant permitted in that year, will be penalized for such excess of unreported and unmeasured acres in the following manner. First, there shall be a hearing before the Board of Directors and a finding made as to the number of acres in violation. Second, the Board of Directors shall reduce the grower's contracted acres by a number equal to the unreported and unmeasured acres in violation. Third, upon the recall and cancellation of the units of stock backing up such canceled acres, the grower shall be paid the book value of said units of stock as last determined by the Cooperative.

         8. It is understood and agreed that if any Governmental authority shall establish any restrictions, allotment or quota upon the growing, production or processing of beets, or the output, transportation or sale of beet sugar, then the Cooperative may reduce to the extent which it deems necessary the acreage of beets herein contracted for, and shall be obligated to purchase beets only from such reduced acreage.

         9. Grower also agrees not to apply to the crop or land on which the crop is grown any pesticide chemical, or other substance, as defined in the Federal Food, Drug and Cosmetic Act, as amended, unless a regulation shall then be in effect under said Act, exempting such chemical from the necessity of a tolerance or establishing a tolerance for such chemical, in which event such chemical shall be applied to the crop or land only at such time and in such manner and quantities as shall be specified in the labeling of such chemical and so that any residue of such chemical on beets delivered hereunder shall be within the tolerance specified in such regulation. The Cooperative reserves the right to reject the delivery of any beets not complying with this provision.

         10. The Grower agrees that, in connection with the growing and delivery of beets under this contract, he will comply with all applicable laws, including but not limited to child and migrant labor laws, and all regulations or rulings relating thereto issued by any duly authorized governmental authority.

         11. Seed varieties to be planted by Growers must be approved by the Cooperative's Seed Committee. All sugar beet seed to be planted by the Growers must be purchased by the Grower from the Cooperative. The Cooperative agrees to use its best efforts to obtain its seed inventory at the best possible prices and terms and to resell such seed to the Grower at no profit to the Cooperative. The Cooperative makes no warranty of merchantability, fitness for a particular purpose, productiveness or any other warranty as to any seed furnished by the Cooperative, except that seed furnished by the Cooperative is warranted, to the extent of the purchase price only, to be as described on the seed containers within recognized tolerances. It is also expressly agreed that the Cooperative does not guarantee a crop.

         12. It is agreed that the amount charged for all beet seed furnished by the Cooperative to Grower hereunder, and all advances made to the Grower by the Cooperative shall constitute a debt from the Grower to the Cooperative which the Cooperative shall have the right to collect as in the case of any other contractual obligation. The Cooperative shall have the right, at its option, to treat any such amounts, advances or indebtedness as part payment for beets grown and delivered under this contract. Any such amounts, advances, or indebtedness which are due and payable or which hereafter may become due and payable from the Grower to the Cooperative shall be, become, and remain a first and prior lien on the crop of sugar beets to be grown hereunder and shall be deducted by the Cooperative from the initial payment or any subsequent payment from the Cooperative to the Grower which shall become due hereunder, or under any subsequent beet contract between the Cooperative and the Grower.

         13. The Cooperative will furnish all loading equipment at the loading stations, pay all freight charges from outside piling stations, and pay mileage on beets assigned to and delivered to all receiving stations in accordance with policies determined by the Cooperative. Upon delivery to and acceptance by the Cooperative of the sugar beets as provided for herein, title thereto shall be deemed to vest, and shall be vested, in the Cooperative.

         14. Each year of this agreement, the Cooperative will pay to the Grower for beets delivered and accepted at the time and in the manner hereinafter provided, a price per pound of extractable sugar, determined to be as follows:

         (a) Extractable pounds of sugar will be determined by the Cooperative in its laboratory from beet samples statistically taken from each Grower at its receiving stations. The beet samples will be tested for sugar content and purity, and said results used in a formula to determine extractable pounds of sugar delivered.

         (b) In addition, each Grower will be reviewed for eligibility for early harvest bonus extractable pounds of sugar. The bonus extractable pounds of sugar will be determined by a formula that takes into account the delivery date in early harvest, as well as the extractable pounds of sugar delivered on that same date.

         (c) Payment to the Grower will be an amount equal to the individual Grower's total delivered extractable pounds of sugar (as determined in 14a.) plus the calculated pounds of early harvest bonus sugar (as determined in 14b.), multiplied by the price to be paid per pound of extractable sugar to all Growers.

         (d) The price per pound of extractable sugar to all Growers will be determined by dividing the total Grower proceeds by the total pounds of extractable and bonus sugar delivered from all Growers. Growers proceeds are defined as the amount after deducting from gross sales, all costs, charges, expenses, and margins (including reserves but excluding payments to growers) as are regularly and customarily deducted from gross sales in accordance with the Cooperative's system of accounting heretofore established.

         (e) If in the opinion of the Board of Directors of the Cooperative, the working capital position of the Cooperative is at any time insufficient, the Cooperative may and shall retain from the price to be paid for beets such amount(s) as are deemed necessary by the Board of Directors, the deduction(s) to be made at such time(s) as the Board of Directors shall require; and such amount(s) as may be retained shall be evidenced in the records of the Cooperative by equity credits in favor of the Growers.

         15.  Settlements shall be made as follows:

         For all beets delivered from the beginning of harvest up to and including October 31st, initial payments shall be made on or about November 15th of the year in which beets are delivered to the Cooperative; for all beets delivered after October 31st, initial payment shall be made on the 15th day of each month for beets delivered during the previous calendar month. Further, each Grower agrees to the following:

         (a) The first payment shall not exceed 65 percent of the price to be paid per pound of extractable sugar to all Growers;

         (b) The second payment shall be paid on the first Friday in February, and shall bring the total of the first and second payments to an amount not to exceed 70 percent of the price to be paid per pound of extractable sugar to all Growers;

         (c) The third payment shall be paid on the first Friday in April, and shall bring the total of the first, second and third payments to an amount not to exceed 80 percent of the price to be paid per pound of extractable sugar to all Growers;

         (d) The fourth payment shall be paid on the first Friday in July, and shall bring the total of the first, second, third and fourth payments to an amount not to exceed 95 percent of the price to be paid per pound of extractable sugar to all Growers;

         (e) The final payment shall be determined as of the end of the Cooperative's fiscal year, after the Board of Directors has reviewed the final audited financial statements of the Cooperative; and shall bring the total of the payments to an amount equal to the price to be paid per pound of extractable sugar to all Growers.

         16. The Grower is an independent contractor. Agricultural or other advice may be offered the Grower by the Cooperative's representatives, but the Grower's status as an independent contractor shall not be thereby affected. In no event shall the Cooperative be responsible for any failures or partial failures of the crop or damage to the beets.

         17. In case of the bankruptcy of the Association or of the total destruction of the factory and the Cooperative's failure to rebuild the same, the Cooperative shall not be subject to any damage for failing to receive the sugar beets of the Grower, the Grower hereby waiving and abandoning any rights or claims which he may have for such damages, if any. Furthermore, such bankruptcy or total destruction of the factory shall exempt the respective parties hereto from the performance of this contract; provided, however, in the event the Bank shall through foreclosure or otherwise acquire in whole or in part the assets of the Cooperative, the growers shall remain obligated hereunder as though the contract were originally entered into between the Growers and the Bank.

         18. Fire, strikes, accidents, acts of God and the public enemy, or other causes beyond the control of the parties which prevent the Grower from the performance of this contract or the Cooperative from utilizing the beets contracted for in the manufacture of sugar therefrom, shall excuse the respective parties hereto from the performance of this contract.

         19. In no event shall the Cooperative be liable to the Grower for partial or complete failure of crop or for any injury or damage to beets.

         20. The parties agree that this contract is one of a series depending for its true value upon the compliance by all of the Growers obligating them to plant a total minimum of 79,008acres of sugar beets in crop year 1996, 90,405acres of sugar beets in crop year 1997, and 97,470in crop year 1998 and each year thereafter, but no breach, waiver of breach, cancellation or recision of any other contract of this series shall affect this agreement. It is mutually agreed that there are no other or different documents, representations, promises or agreements affecting this agreement, and that this agreement, the Articles of Incorporation and By-Laws of the Cooperative, constitute the full, free and complete understanding of the parties.

         21. This agreement shall be binding upon both the Grower, his heirs, legal representative, and assigns, and upon the Cooperative, its successors and assigns, and shall not be transferable by the Grower without the written consent of the Cooperative, its successors and assigns; and shall apply equally to owned, rented or leased acres.

         22. No agent of the Cooperative has any authority to change, waive, or modify any of the terms or provisions of this contract.

         IN WITNESS WHEREOF, the Grower has hereunto executed this Growers Agreement on this _______ day of ______________________________, 19 _______.



-----------------------------------     ----------------------------------------
Stockholder                                              Stockholder
--------------------------------------------------------------------------------

                            ACCEPTANCE BY COOPERATIVE

         This Growers Agreement is hereby accepted by the Board of Directors of Minn-Dak

Farmers Cooperative on this _______ day of _________________________, 19_______.

                                            MINN-DAK FARMERS COOPERATIVE


                                            By _________________________________